SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2007

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

(Registrant’s telephone number, including area code)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 1, 2007, the Company entered into a Stock Purchase Agreement (the “SPA”) with Essex Elevator, Inc. and its shareholders. Under the SPA, the Company will acquire all of the outstanding stock of Essex Elevator, Inc. and, at closing, Essex Elevator, Inc. will become a wholly owned subsidiary of the Company. It is anticipated that the total base transaction cost will be approximately $1.5 million. The SPA is subject to completion of due diligence by the parties and may be terminated at any time prior to closing if a party is dissatisfied with the results of such due diligence. As a result, there can be no assurance that the Closing will occur.

The press release announcing the SPA is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
99.1	Press Release, dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne Hoovestol Wayne Hoovestol CEO (Principal Executive Officer)

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